                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934 (Amendment No.)
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-12

--------------------------------------------------------------------------------


                          Wilmington Trust Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
      5) Total fee paid:

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      [ ]   Fee paid previously with preliminary materials.
      [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:

         -----------------------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

         -----------------------------------------------------------------------

[WILMINGTON TRUST LOGO]
WILMINGTON TRUST

ANNUAL MEETING -- APRIL 20, 2006

March 10, 2006

Dear Shareholders:

You are invited to attend our 2006 Annual Meeting on Thursday, April 20, 2006, at 10:00 a.m. at the Wilmington Trust Plaza, Mezzanine Level, 301 West Eleventh Street, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of our Company's business and an opportunity for you to express your views on subjects related to our operations.

The Annual Meeting gives us an opportunity to review the actions our Company is taking to achieve our mission of maximizing shareholder value. We appreciate your ownership of Wilmington Trust, and I hope you will be able to join us on April 20 for our Annual Meeting.

Sincerely,

/s/ Ted T. Cecala

Ted T. Cecala,
Chairman of the Board and Chief Executive Officer

[WILMINGTON TRUST LOGO]
WILMINGTON TRUST                           March 10, 2006

To the Holders of Common Stock of
Wilmington Trust Corporation

                            NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of Wilmington Trust Corporation will be held on Thursday, April 20, 2006, at 10:00 a.m. local time, at the Wilmington Trust Plaza, Mezzanine Level, 301 West Eleventh Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors and other business that may properly come before the meeting.

Holders of record of our common stock at the close of business on February 21, 2006, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

                                                  /s/ Michael A. DeGregorio
                                                  Michael A. DiGregorio,
                                                  Secretary

2006 ANNUAL SHAREHOLDERS' MEETING

PROXY STATEMENT

General Information.........................................          1

Board of Directors..........................................          3
     Governance of the Company..............................          3
       Summary of Corporate Governance Principles...........          3
       Committees of the Board..............................          7
       Committee Membership.................................          8
     Audit Matters..........................................          9
     Directors' Compensation................................         10

Proposal You May Vote On: Election of Directors.............         11
       Nominee Biographies..................................         11
       Executive Officers Who are Not Directors.............         12
       Ownership of Wilmington Trust Stock..................         14
       Board Compensation Committee Report on Executive
        Compensation........................................         15
       Compensation Committee Interlocks and Insider
        Participation.......................................         17
       Summary Compensation Table...........................         18
       Option Grant Table...................................         19
       Option Exercises and Year-End Value Table............         20
       Long-Term Incentive Plans -- Awards in Last Fiscal
        Year................................................         21
       Change in Control Agreements.........................         21
       Retirement Benefits..................................         22
       Stock Performance Graph..............................         24
       Section 16(a) Beneficial Ownership Reporting
        Compliance..........................................         24
       Transactions with Management.........................         24
       Availability of Form 10-K............................         25
Independent Registered Public Accounting Firm Services
  Policy....................................................  Exhibit A

                              GENERAL INFORMATION

The enclosed proxy material is being sent at the request of our Board of Directors to encourage you to vote your shares at our Annual Shareholders' Meeting (the "Annual Meeting") to be held on April 20, 2006. This proxy statement contains information on matters that will be presented at the Annual Meeting and is provided to assist you in voting your shares.

Our Annual Report to Shareholders for 2005, containing management's discussion and analysis of financial condition and results of operations of our Company, its audited financial statements, and this Proxy Statement are distributed together beginning on or about March 20, 2006.

WHO MAY VOTE

All holders of our common stock as of the close of business on February 21, 2006 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of stock is entitled to one vote. As of the record date, 68,061,434 shares of our common stock were outstanding. A plurality of the shares voted in person or by proxy is required to elect directors. Abstentions and broker non-votes are not counted in the vote.

HOW TO VOTE

Even if you plan to attend the meeting, we encourage you to vote by proxy. You may vote by proxy by returning the enclosed proxy card (signed and dated) in the envelope provided.

You also may vote by telephone or by using the Internet. Please refer to the instructions on your proxy card.

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card or otherwise give your proxy but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy at any time before the polls close at the Annual Meeting by:

      --   Notifying the Company's Secretary;

      --   Voting in person; or

      --   Returning a later-dated proxy card.

You also can change or revoke your proxy at any time before 12:00 p.m., April 19, 2006, by telephone or by using the Internet. Please refer to the instructions on your proxy card.

If you are a present or former staff member and participate in our Thrift Savings Plan, you will receive a voting instruction card for shares you hold in that plan. The plan trustee will vote according to the instructions on your proxy.

PROXY STATEMENT PROPOSALS

Proposals other than to elect directors may be submitted by the Board of Directors or shareholders to be included in our proxy statement. To be considered for inclusion in the proxy statement for our 2007 Annual Shareholders' Meeting, shareholder proposals must be received in writing by the Company's Secretary no later than November 9, 2006. Those proposals must include a brief description of the business to be brought before the meeting, the shareholder's name and address, the number and class of shares the shareholder holds, and any material interest the shareholder has in that business.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee recommends nominees to the Board of Directors for election as directors at the annual meeting. That committee will consider nominations submitted by shareholders of record for our 2007 Annual Shareholders' Meeting and received by the Company's Secretary by February 19, 2007. Nominations must include the information required under "Proxy Statement Proposals" above as well as the nominee's name and address, a representation that the shareholder is a recordholder of the Company's stock or holds the Company's stock through a broker and intends to appear in person or by proxy at the 2007 Annual Meeting to nominate a person, information regarding the nominee that would be required to be included in the Company's proxy statement, a description of any arrangement or understanding between the shareholder and that nominee, and the written consent of the nominee to serve as a director if elected.

PROXIES

Your completed proxy card instructs David R. Gibson, the Company's Executive Vice President and Chief Financial Officer, and Michael A. DiGregorio, the Company's Senior Vice President, Secretary, and General Counsel, to vote as instructed the shares of our stock for which they receive proxies. In addition, your signed proxy card gives them direction to vote on any other matter properly brought before the Annual Meeting.

SOLICITATION OF PROXIES

The Company will pay its costs relating to the solicitation of proxies. We have retained Morrow and Co., Inc. to assist in soliciting proxies at an estimated cost of $6,000 plus reasonable expenses. Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.

SECRECY IN VOTING

As a matter of policy, we hold confidential proxies, ballots, and voting tabulations that identify individual shareholders. These documents are available for examination only by Wells Fargo Bank, N.A., our tabulation agents. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

                               Board of Directors
                           Governance of the Company

                   SUMMARY OF CORPORATE GOVERNANCE PRINCIPLES

This summary of the Company's corporate governance principles describes certain of our Board's corporate governance practices. These practices assist our Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate.

The Board
---------
          Responsibility
          --------------
The Board has responsibility for broad corporate policy and overall performance of the Company through oversight of management to enhance the Company's long-term value for our shareholders.

          Role
          ----
In addition to the general oversight of management and the Company's business performance, the Board provides input and perspective in evaluating alternative strategic initiatives; reviews and, where appropriate, approves fundamental financial and business strategies and major corporate actions; ensures processes are in place to maintain the integrity of the executive management team; evaluates our executive management team; and assists in succession planning for key executive positions.

          Duties
          ------
Our directors are expected to expend sufficient time, energy, and attention to assure diligent performance of their responsibilities. Directors will attend meetings of the Board and its committees on which they serve, review materials distributed in advance of the meetings, and make themselves available for periodic updates and briefings with management.

          Leadership
          ----------
The positions of Chairman of the Board and Chief Executive Officer are held by Mr. Cecala.

          Independence
          ------------
The Nominating and Corporate Governance Committee as well as the Board at least annually review relationships that directors have with the Company to determine whether there are any material relationships that would preclude a director from being independent. A candidate is not independent if:

      -- The director or any member of his or her immediate family is a current or past executive officer of the Company;

      -- The director or any member of his or her immediate family has been employed by the present or former internal auditor or independent registered public accounting firm of the Company within the last three years;

      -- The director has served as a consultant to the Company within the last three years;

      -- Any of the Company's executive officers has served on the Compensation Committee of the company by which the director is employed within the last three years;

      -- Loans to the director and his or her affiliates exceed fifty percent (50%) of the loan-to-one borrower limit of Wilmington Trust Company, the Company's principal banking subsidiary ("WTC");

      -- The director or any member of his or her immediate family received more than $100,000 in direct compensation, other than directors' fees, from the Company within any of the last three years;

      -- The Company's total payments to or from a firm that employs the director or for which his or her immediate family member is an executive officer exceeded the greater of $1 million or 2% of the firm's gross revenues within any of the last three years; or

      -- The Company's contributions to a charitable organization that employs the director exceeded $200,000 within any of the last three years.

Under these standards, Mss. Burger, Krug, and Whiting and Messrs. Collins, Crompton, Elliott, Mears, Miller, Mobley, Roselle, Sharp, Sweeney, and Tunnell are independent.

In addition, no member of the Audit Committee or his or her immediate family may have received any consulting, advisory, or other compensatory fee, other than directors' fees, from the Company in its most recent fiscal year.

          Qualifications
          --------------
Directors are selected for their integrity and character, sound, independent judgment, breadth of experience, insight and knowledge, and business acumen. Leadership skills, business experience, and diversity are among the relevant criteria, which may vary over time depending on the Board's needs. The Nominating and Corporate Governance Committee considers candidates with these qualifications for recommendation to the full Board for approval.

The Board does not limit the number of other public company boards on which a director may serve.

In general, no director may stand for reelection to the Board after reaching age
69. The Board may in unusual circumstances ask a director to stand for reelection after the prescribed retirement date. A staff member director who has served as the Chief Executive Officer retires from the Board when retiring from employment with the Company.

          Orientation and Continuing Education
          ------------------------------------
New directors are provided an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values and ethics, compliance programs, corporate governance practices, and other key policies and practices, through a review of background materials and meetings with senior executives. On a periodic basis, the Board is provided with continuing education relevant to its duties and responsibilities.

          Compensation
          ------------
The Board believes that compensation for outside directors should be competitive. Our common stock is a key component, with payment of a portion of director compensation in the form of our stock and/or phantom stock units. Directors also receive stock options from the Company from time to time. The Compensation Committee reviews the level and form of director compensation periodically and, if appropriate, proposes changes for the Board's consideration.

          Attendance at Annual Shareholders' Meeting
          ------------------------------------------
All of our directors attended last year's annual shareholders' meeting.

          Annual Self-Evaluation
          ----------------------
The Board and each of the Audit, Compensation, and Nominating and Corporate Governance Committees makes an annual self-evaluation of its performance, with a particular focus on overall effectiveness.

          Access to Management and Advisors
          ---------------------------------
Directors have access to the Company's management, and are encouraged to visit the Company's facilities. The Board and its committees may retain outside legal, financial, or other advisors.

          Interaction with the Investment Community, Media, and Others
          ------------------------------------------------------------
The Board believes that management generally should speak for the Company and recommends that directors refer inquiries to the Company.

Board Meetings
--------------
          Selection of Agenda Items
          -------------------------
The Chairman of the Board prepares the initial draft of the agenda for Board meetings. This is provided to the directors at least one month prior to the Board meeting, and they are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

          Attendance of Senior Executives
          -------------------------------
The Board welcomes regular attendance of the Company's senior executives at Board meetings to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executives and their staff.

          Executive Sessions
          ------------------
Board meetings regularly include an executive session of all non-management directors. The chair of the Nominating and Corporate Governance Committee leads these executive sessions. Interested parties may communicate directly with the chair of the Nominating and Corporate Governance Committee as well as the Company's other independent directors at www.ethicspoint.com.(R) All such communications are provided to the Company's General Counsel and the chair of the Audit Committee; those addressed to individual directors or the Board generally will be provided directly to those directors, and those involving human resources-related issues also are provided to the Company's senior management.

Leadership Assessment
---------------------
          Succession Planning
          -------------------
The Board has responsibility for selecting the Chief Executive Officer and assisting in planning for succession of members of the Company's executive management team. To assist the Board, the Chief Executive Officer periodically provides the Board with an assessment of certain of the Company's senior executives and their potential to succeed to the position of Chief Executive Officer. The Chief Executive Officer also provides the Board with an assessment of potential successors to other key positions within the Company.

          Evaluation and Compensation of the Chief Executive Officer
          ----------------------------------------------------------
Through an annual process, outside directors evaluate the Chief Executive Officer's performance and the Compensation Committee sets his compensation.

          Stock Ownership Guidelines
          --------------------------
Each of our directors is required to own 4,000 shares of our stock, and each of our senior officers is required to own a number of shares of our stock with a value equal to a multiple of his or her base salary, depending on the officer's level, within four years after first becoming a director or senior officer. These Stock Ownership Guidelines are posted on our Website at www.wilmingtontrust.com under "About Us."

          Code of Conduct and Ethics
          --------------------------
The Company has adopted a Code of Conduct and Ethics for all of its directors and staff members, including its executive officers. This Code is posted on our Website at www.wilmingtontrust.com under "About Us," and is available in print to any shareholder who requests it. The Company will post changes to and waivers of any provisions of the Code of Conduct and Ethics applicable to these directors and executive officers on its Website promptly.

The full text of our corporate governance principles is posted on our Website at www.wilmingtontrust.com under "About Us," and is available in print to any shareholder who requests it.

                            COMMITTEES OF THE BOARD

AUDIT COMMITTEE                  Responsibilities include:

                                  --   Monitoring the quality and integrity of
                                       the Company's accounting policies,
                                       financial statements, disclosure
                                       practices, and compliance with legal and regulatory requirements
                                  --   Overseeing the independence and
                                       performance of the Company's internal
                                       auditor and independent registered public accounting firm
                                  --   Reviewing reports of governmental
                                       agencies

                                 All members of the Audit Committee are
                                 independent directors. See the Audit Committee Report on page 9.

COMPENSATION COMMITTEE           Responsibilities include:

                                  --   Providing counsel and making
                                       recommendations to the Chairman of the
                                       Board and the full Board of Directors
                                       with respect to the performance of the
                                       Chairman of the Board and Chief Executive
                                       Officer
                                  --   Advising on compensation, including
                                       salaries and employee benefits
                                  --   Administering the Company's Executive
                                       Incentive Plan, stock purchase and stock option plans, and the Directors' Deferred Fee Plan

                                 All members of the Compensation Committee are independent directors. See the Board Compensation Committee Report on Executive Compensation on pages 15 to 17.

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE             Responsibilities include:

                                  -- Recommending candidates for membership on the Board of Directors and its committees
                                  --   Overseeing matters of corporate
                                       governance
                                  --   Overseeing succession planning for the
                                       Company's executive management
                                  --   Addressing significant shareholder
                                       relations issues

                                 All members of the Nominating and Corporate
                                 Governance Committee are independent directors.

                                 Each of these committees' charters is posted on our Website at www.wilmingtontrust.com under "About Us," and is available in print to any shareholder who requests it.

                              COMMITTEE MEMBERSHIP

The following chart provides information about Board committee membership and the number of meetings that each committee held in 2005.

                                                   NOMINATING AND
                                                     CORPORATE
           NAME             AUDIT   COMPENSATION     GOVERNANCE
           ----             -----   ------------   --------------
Carolyn S. Burger              X**         X               X
Ted T. Cecala
Richard R. Collins             X
Charles S. Crompton Jr.        X
R. Keith Elliott               X*                          X
Robert V. A. Harra Jr.
Gailen Krug                                                X
Rex L. Mears                   X           X
Hugh E. Miller                             X               X*
Stacey J. Mobley                           X**             X**
David P. Roselle                           X*              X
H. Rodney Sharp III                        X
Thomas P. Sweeney
Robert W. Tunnell Jr.          X
Susan D. Whiting
Number of meetings in 2005    10           2               7

*  Chairperson
** Committee member through April 2005, when the Board's committees were reappointed.

Directors fulfill their responsibilities not only by attending Board and committee meetings, but also by communicating with the Chairman of the Board and Chief Executive Officer and other members of management relative to matters of mutual interest and concern to the Company. In 2005, seven meetings of the Board of Directors were held. No director attended less than 75% of the meetings of the Board and the committees on which he or she served in 2005.

                                 AUDIT MATTERS

Audit Committee Report.
-----------------------
The Audit Committee provides the following report with respect to the Company's audited financial statements for the fiscal year ended December 31, 2005:

 -- The Audit Committee has reviewed and discussed with management the Company's fiscal 2005 audited financial statements;

 -- The Audit Committee has discussed with the Company's independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 and Staff Accounting Bulletin No. 99;

 -- The Audit Committee has received the written disclosures and letter from KPMG required by Independence Standards Board No. 1, relating to the auditors' independence from the Company and its related entities, and has discussed with the auditors their independence from the Company; and

 -- Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the fiscal 2005 audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Submitted by the Audit Committee of the Company's Board of Directors:

          R. Keith Elliott, Chair
          Richard R. Collins
          Charles S. Crompton Jr.
          Rex L. Mears
          Robert W. Tunnell Jr.

All of the Committee's members are independent of the Company and are financially literate, and at least one member of the Committee has financial management expertise. In addition, the Company's Board of Directors has determined that Mr. Elliott qualifies as an audit committee financial expert for purposes of the Securities and Exchange Commission's rules. However, as those rules provide, Mr. Elliott is not thereby deemed to be an "expert" for any purpose under the securities laws or has any duty, obligation, or liability greater than the duties, obligations, and liabilities he would have as a member of the Audit Committee and the Board of Directors in the absence of that designation. In addition, the designation of Mr. Elliott as an audit committee financial expert does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board of Directors.

While the Audit Committee oversees the Company's financial reporting process for the Board of Directors consistent with that Committee's charter, the Company's management has primary responsibility for this process and for the preparation of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles. The responsibility for the completeness and accuracy of the Company's financial statements rests with its management. In addition, our independent registered public accounting firm and not the Audit Committee is responsible for auditing those financial statements. None of the Committee's members is a certified public accountant, and each member of the Committee is entitled to rely on the integrity of persons and organizations within and outside the Company from which he or she receives information and the accuracy of the financial and other information provided to the Committee.

The Company's independent registered public accounting firm provides audit, review, and attest services and permissible non-audit services in accordance with pre-approval policies and procedures the Audit Committee has established or which the Audit Committee or the Chair of the Audit Committee has pre-approved. The Company's policies with respect to the approval and pre-approval of services the independent registered public accounting firm provides are reflected in the Independent Registered Public Accounting Firm Services Policy the Audit Committee has adopted and which is attached to this proxy statement as part of Exhibit A.

Audit, Audit-Related, Tax, and All Other Fees
---------------------------------------------
The following table represents fees for professional services rendered by KPMG for the audit of the Company's annual consolidated financial statements in 2005 and fees for other services rendered by KPMG in 2005 and 2004:

                            2005           2004
                         ----------     ----------
Audit fees(1)            $2,046,428     $2,436,044
Audit-related fees(2)    $  455,368     $  359,495
Tax fees(3)              $   29,824     $   23,013
All other fees           $       --     $       --
                         ----------     ----------

(1) Audit fees for 2005 and 2004 included approximately $931,220 and $1,300,000, respectively, for compliance with Section 404 of the Sarbanes-Oxley Act.

(2) Audit-related fees for 2005 and 2004 consisted principally of: audits of financial statements of employee benefit plans, common trust funds, and the Company's broker-dealer and other subsidiaries; and accounting consultation regarding potential acquisitions.

(3) Tax fees for 2005 and 2004 consisted of tax consulting and advice in connection with potential acquisitions; and advice related to international and state tax issues.

The Audit Committee has considered whether the provision of the foregoing audit, audit-related, and tax services is compatible with maintaining KPMG's independence, and believes that it is.

Independence and Audit Committee Charter.
-----------------------------------------
Each member of the Audit Committee is "independent" under the definition of independence contained in the New York Stock Exchange's current listing standards. The Board of Directors has adopted a written Audit Committee Charter.

Representatives of KPMG are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                            DIRECTORS' COMPENSATION

The Company paid its outside directors an annual retainer of $20,000 and a $2,000 fee for each Board meeting they attended in 2005. It also paid them a $1,200 fee for each committee meeting they attend. The Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $2,500 annually; the Chairperson of the Audit Committee receives an additional $5,000 annually. A total of seven Board meetings and 19 committee meetings were held in 2005. The annual retainer will increase to $30,000 beginning in 2006.

Directors receive the first half of their annual retainer in the Company's common stock. Each director may elect to receive the second half of the annual retainer either in cash or the Company's common stock. Directors can elect each year to defer receipt of the cash and/or stock portion of their directors' fees until they are no longer a director.

If a director elects to defer receipt of any cash portion of his or her directors' fees, he or she may elect to earn a yield on the deferred portion based on (1) yields WTC pays on certain of its deposit products and/or (2) changes in the price of the Company's common stock, together with dividends on that stock. If a director elects to defer receipt of any stock portion of his or her director's fees, the deferred portion will accrue dividend equivalents until paid.

Under the 2005 Long-Term Incentive Plan, which was approved by shareholders, directors also are entitled to receive stock options. Twenty-seven thousand five hundred nonstatutory stock options have been granted to each outside director except for Mss. Krug and Whiting; nine thousand nonstatutory stock options have been granted to Ms. Krug, and four thousand nonstatutory stock options have been granted to Ms. Whiting. Options in respect of 3,017,788 shares remain available for grant under that plan.

Directors who are also officers of the Company do not receive any fees or other compensation for service on any committee.

                           PROPOSALS YOU MAY VOTE ON
                     PROPOSAL ONE -- ELECTION OF DIRECTORS

There are two nominees in the Company's Class of 2009 for election as directors this year. Detailed information on each is provided below. Each class of directors is elected for a three-year term. If either director is unable to stand for re-election, your Board may reduce its size or designate a substitute.

If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

                              NOMINEE BIOGRAPHIES

                                 CLASS OF 2009
                            VOTING IS FOR THIS CLASS

Ted T. Cecala, Age 56
Director since 1996

Mr. Cecala became a director, Chairman of the Board, and Chief Executive Officer of the Company and WTC in 1996. Mr. Cecala also serves as a member of the Board of Managers of each of Cramer Rosenthal McGlynn, LLC and Roxbury Capital Management, LLC.

David P. Roselle, Age 66
Director since 1991

Mr. Roselle has served as President of the University of Delaware since 1990.

Richard R. Collins, Hugh E. Miller, and Thomas P. Sweeney will not stand for re-election in accordance with the Company's Bylaws, which provide in general that no director who has attained the age of 69 can stand for re-election.

The following individuals currently serve as directors in the two other classes. Their terms will end at the annual shareholders' meetings in 2007 and 2008, respectively.

                    CLASS OF 2007 -- ONE YEAR TERM REMAINING
        THIS CLASS WAS ELECTED AT THE 2004 ANNUAL SHAREHOLDERS' MEETING

Charles S. Crompton Jr., Age 69
Director since 1982

Mr. Crompton is of counsel in the law firm of Potter, Anderson & Corroon since January 2000.

He previously served as a partner in that firm from 1966 to 1999.

R. Keith Elliott, Age 63
Director since 1997

Mr. Elliott is retired Chairman and Chief Executive Officer of Hercules Incorporated. From 1991 through April 2000, he served the company as Chairman and Chief Executive Officer, President and Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer. He is the lead director of Checkpoint Systems, Inc., a director of QSGI, Inc., and a director of The Institute for Defense Analyses.

Gailen Krug, Age 51
Director since 2004

Ms. Krug has served as Chief Investment Officer and Vice President of Waycrosse, Inc., a private investment company that oversees two globally diversified portfolios of financial assets, since 1999.

Stacey J. Mobley, Age 60
Director since 1991

Mr. Mobley has served as Senior Vice President, General Counsel, and Chief Administrative Officer of E.I. du Pont de Nemours and Company since 2000.

H. Rodney Sharp III, Age 70
Director since 1998

Mr. Sharp served in several management positions at E.I. du Pont de Nemours and Company from 1961 to 1991, and retired from that company in 1991. He is a director of that company.

                    CLASS OF 2008 -- TWO YEAR TERM REMAINING
        THIS CLASS WAS ELECTED AT THE 2005 ANNUAL SHAREHOLDERS' MEETING

Carolyn S. Burger, Age 65
Director since 1991

Ms. Burger was a principal in CB Associates, Inc., a consulting firm specializing in legislation, technology deployment for senior executives, and executive coaching, from 1996 through 2002. She served as President and Chief Executive Officer of Bell Atlantic -- Delaware, Inc. from 1991 to 1996.

Robert V. A. Harra Jr., Age 56
Director since 1996

Mr. Harra has served as a director, President, and Chief Operating Officer of the Company since 1996.

Rex L. Mears, Age 64
Director since 1992

Mr. Mears has served as President of Ray S. Mears and Sons, Inc., a farming corporation, since 1967.

Robert W. Tunnell Jr., Age 51
Director since 1992

Mr. Tunnell became managing partner of Tunnell Companies, an owner and developer of real estate, in 1981.

Susan D. Whiting, Age 49
Director since 2005

Ms. Whiting has served as president and chief executive officer of Nielsen Media Research, Inc. since 2001.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following contains information about the Company's executive officers who are not directors.

Michael A. DiGregorio, Age 59
Executive officer since 2003

Mr. DiGregorio became a Senior Vice President, Secretary, and General Counsel of the Company and of WTC in 2003. He previously served as Vice President and Secretary of the Company from 2001 to 2003 and as Vice President of WTC from 1991 to 2003.

William J. Farrell II, Age 47
Executive officer since March 2005

Mr. Farrell became an Executive Vice President of the Company and WTC in 2002. In 2005, he assumed oversight of WTC's Corporate Client Services Department. He previously oversaw all areas of WTC's Trust Operation and Systems Development and Information Technology Departments since 1998.

David R. Gibson, Age 48
Executive officer since 1992

Mr. Gibson became an Executive Vice President and Chief Financial Officer of the Company and of WTC in 2002. He previously served as Senior Vice President and Chief Financial Officer of the Company since 1997 and of WTC since 1996.

Rodney P. Wood, Age 45
Executive officer since 1999

Mr. Wood became an Executive Vice President of the Company and WTC in 2002. He previously served as a Senior Vice President of the Company since 2001 and as a Senior Vice President of WTC in its Wealth Advisory Services Department since 1999.

                      OWNERSHIP OF WILMINGTON TRUST STOCK

The following table includes shares in the Company beneficially owned by each director and nominee, each executive officer named in the Summary Compensation Table on page 18, and by all directors and executive officers as a group as of December 31, 2005.

Under rules of the Securities and Exchange Commission, "beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

                                                                                             Phantom
       Name of                                                                  Percent of    Stock
  Beneficial Owner     Amount and Nature of Beneficial Ownership      Total       Class      Units(5)
  ----------------     ------------------------------------------   ---------   ----------   --------
                         (Number     Voting and/or
                       of Shares)      Investment      Right to
                        Direct(1)       Power(2)      Acquire(4)
                       -----------   --------------   -----------
C. S. Burger               5,783               0          11,500       17,283
T. T. Cecala             308,704               0         545,000      853,704      1.25%
R. R. Collins              7,447           5,286          11,500       24,233
C. S. Crompton Jr.         7,718           9,000          11,500       28,218                 9,285
R. K. Elliott              5,673               0          11,500       17,173                 2,931
W. J. Farrell             68,427               0         140,690      209,117
D. R. Gibson              50,679              92         117,000      167,771
R.V.A. Harra Jr.         307,980             566         301,348      609,894
G. Krug                      277             500           1,000        1,777
R. L. Mears                  482          10,345          11,500       22,327
H. E. Miller               3,771          11,600          11,500       26,871                 9,899
S. J. Mobley               4,981               0          11,500       16,481                 5,044
D. P. Roselle              9,106               0          11,500       20,606
H. R. Sharp III            6,548       2,111,680(3)       11,500    2,129,728     3.136%
T. P. Sweeney             14,649           6,006          11,500       32,155                 8,415
R. W. Tunnell Jr.         73,105         332,556          11,500      417,161
S. D. Whiting                  0               0               0            0
R. P. Wood                16,274           3,858         134,666      154,798
Directors, Nominees,
and Executive
Officers as a Group
(20 persons)             901,217       2,493,289       1,409,378    4,803,884     7.074%
                         =======       =========       =========    =========     =====

(1) This column includes stock held by directors and executive officers or certain members of their immediate families.

(2) This column includes stock for which directors or executive officers are deemed to have sole or shared voting power.

(3) Since he may be deemed in his capacity as trustee of a non-profit entity to have voting and/or investment power, directly or indirectly, of 2,111,680 shares that entity holds, Mr. Sharp is listed as the beneficial owner of those shares.

(4) This column includes shares which directors or executive officers have the right to acquire within 60 days after December 31, 2005.

(5) These phantom stock units were acquired in lieu of directors' fees. Their value is based on the market price of our common stock, together with dividend equivalents on that stock. The units can be redeemed only for cash following termination of the individual's service as a director, and do not have voting rights.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

General
-------
We award compensation to executive officers to assure that we attract, motivate, and retain executives of outstanding abilities. To achieve this, we provide compensation for executive officers at levels broadly comparable to those earned by executive officers at institutions with comparable characteristics and financial performance. In compensating our executive officers, we compare the Company's growth in net income to the corresponding performance of those institutions, the performance of the executive's area of responsibility against business plan objectives that have been established for that area, and his or her leadership and contribution to the Company's financial goals.

Our executive compensation program also rewards our executive officers for their long-term strategic management to enhance shareholder value. We do this by providing executive officers with ownership interests in the Company through restricted stock and stock options. Since the ultimate value of the stock made available through these awards depends on the Company's success, restricted stock and stock options provide executive officers with continuing incentives long after the award is granted.

The key elements of our compensation program for executive officers are base salary, the Executive Incentive Plan (including restricted stock that may be awarded under that plan), and the Company's long-term incentive plans. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Cecala, are discussed below. The Compensation Committee takes into account the full compensation package the Company provides each individual, including pension, insurance, and other benefits, in addition to the programs described below. In reviewing the performance of the Company's executive officers other than Mr. Cecala, the Compensation Committee takes his views into account.

Base Salaries
-------------
We determine base salaries for each executive officer by evaluating his or her responsibilities and performance. We also consider the competitive market for executive talent, and compare salaries we pay our executive officers to those paid to comparable executive officers at comparable institutions.

The Company typically adjusts executive officers' salaries annually to take into account its and the individual's performance, as well as any changes in the executive officer's responsibilities during the year. We also consider the financial results of the business department over which the executive officer has responsibility and his or her leadership and contribution to the Company's performance.

Executive Incentive Plan
------------------------
We adopted and the Company's shareholders approved our 2004 Executive Incentive Plan (the "Incentive Plan") to provide the opportunity for key executives to earn cash and stock awards that recognize and reward the achievement of corporate performance goals. The Chief Executive Officer, the President, and other officers the Compensation Committee designates from time to time participate in the Incentive Plan. For 2005, six officers participated in the Plan.

The Compensation Committee can establish one or more quantitative or qualitative performance goals or other criteria as the basis for awarding executives bonuses under that plan. Under the Incentive Plan, the Company is able to deduct compensation paid to executive officers a portion of whose compensation would be subject to Section 162(m) of the Internal Revenue Code ("Section 162(m) Participants"). For Section 162(m) Participants whose bonuses we want to be able to deduct, the performance goals are based on any combination the Compensation Committee selects of income, net income, growth in income or net income, earnings per share, growth in earnings per share, cash flow measures, return on equity, return on assets, return on investment, loan loss reserves, market share, fees, growth in fees, assets, growth in assets, stockholder return, stock price, achievement of balance sheet or income statement objectives, expenses, reduction in expenses, chargeoffs, nonperforming assets, and overhead ratio. Those goals may be company-wide or on a departmental, divisional, regional, or individual basis. Any goal may be measured in absolute terms, by reference to internal performance targets, or as compared to another company or companies.

In evaluating business line performance for purposes of making awards under the Incentive Plan, the Compensation Committee considers, among other factors, the percentage growth in net income for the Company's banking and fee-based businesses compared to peer institutions of the Company and the Company's performance against various components of the Company's business plan. The percentage growth in net income of the Company's banking business ranked third among the performance of a company-constructed 12 member banking-oriented peer group that includes itself as well as Associated Bank-Corp, BOK Financial Corporation, City National Corporation, Commerce Bancorp, Inc., Commerce Bancshares, Inc., Compass Bancshares, Inc., FirstMerit Corporation, Fulton Financial Corporation, Hibernia Corporation, Mercantile Bankshares Corporation, Valley National Bancorp, and Zions Bancorporation. The percentage growth in net income of the Company's fee-based businesses ranked third among the performance of a company-constructed eight member peer group of fee-oriented banks that includes itself as well as The Bank of New York Company, Inc., Boston Private Financial Holdings, Inc., Bryn Mawr Bank Corporation, Investors Financial Services Corp., Mellon Financial Corporation, Northern Trust Corporation, and the PNC Financial Services Group, Inc. (all institutions in the banking-oriented peer group and the fee-oriented peer group are hereinafter collectively referred to as the "Peer Group").

The available pool for bonus payments under the Incentive Plan was determined by a formula 50% of which was based on the Company's performance against its plan in the percentage growth in net income and 50% of which was based on the Company's performance against the Peer Group in the percentage growth in net income. For 2005, payments under this plan to the six officers who participated in the plan aggregated $3,224,798, compared to $1,470,035 for the seven officers who participated in the plan in 2004.

A portion of awards granted under the Incentive Plan typically is made in the form of restricted stock. Restricted stock awards generally vest over three years at the rate of one-third of the award each year, and are subject to forfeiture prior to vesting. Any value that accrues to our officers from restricted stock is based entirely on our stock performance, and bears a direct relationship to the value our shareholders realize.

Long-Term Incentive Plan
------------------------
Under the Company's 2005 Long-Term Incentive Plan, which shareholders have approved, cash-based and stock-based awards may be made. Stock options granted under that plan typically vest in three years and have terms of up to ten years. In granting stock options, we do not consider the number of options an executive officer received previously, but we do consider changes in the executive officer's duties and responsibilities during the year. We do not employ any formula in awarding options. All stock options are granted with exercise prices equal to the last sale price of our stock on the date of grant. Accordingly, any value that accrues to our officers from stock options is based entirely on our stock performance, and bears a direct relationship to the value our shareholders realize.

Compensation of Chief Executive Officer
---------------------------------------
In establishing Mr. Cecala's compensation, the Compensation Committee considered the same basic factors as those described above for all members of the Company's executive management, including especially:

 -- The Company's performance against its business plan and the Peer Group in the percentage growth in net income;

 -- The base salaries, annual bonuses, and stock option awards paid to top executives at institutions with comparable characteristics and financial performance; and

 -- The development under the Company's strategic planning process to expand significantly and profitably the geographic outreach of its fee-based businesses.

Mr. Cecala's bonus for 2005 was determined by a formula 50% of which was based on the Company's performance against its business plan in the percentage growth in net income and 50% of which was based on the Company's performance against the Peer Group in the percentage growth in net income.

Submitted by the Compensation Committee of the Company's Board of Directors:

            David P. Roselle, Chair
            Carolyn S. Burger
            Rex L. Mears
            Hugh E. Miller
            H. Rodney Sharp III

Tax Deductibility of Executive Compensation
-------------------------------------------
Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder (collectively, "Section 162(m)") prohibits companies from deducting compensation paid to certain executive officers in excess of $1 million unless that compensation is "performance-based." Compensation attributable to the Company's stock options is performance-based, and the Incentive Plan is designed so that compensation attributable to awards under that plan can qualify as "performance-based."

The Compensation Committee believes it is unlikely that the Company paid any amounts in respect of 2005 that will result in our loss of a federal income tax deduction under Section 162(m).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee's members are David P. Roselle (Chair), Carolyn S. Burger, Rex L. Mears, Hugh E. Miller, and H. Rodney Sharp III. No member of the Compensation Committee is a current or past officer or employee of the Company. No executive officer of the Company serves as a member of the compensation committee or Board of Directors of any other company whose members include an individual who also serves on our Board of Directors or the Compensation Committee.

Ms. Burger and Mr. Sharp are indebted to WTC on the same terms and conditions as those for comparable transactions with others.

                           SUMMARY COMPENSATION TABLE

The following table shows information about compensation the Company awarded over the last three years to its chief executive officer and its four other most highly compensated executive officers (the "Named Executive Officers").

                                                                                               Long-Term
                                Annual Compensation                                       Compensation Awards
-----------------------------------------------------------------------------------------------------------------------------
(a)                              (b)   (c)          (d)          (e)            (f)          (g)          (h)       (i)
                                                                                Restricted
                                                                 Other Annual   Stock        Securities   LTIP
Name and                               Salary       Bonus        Compensation   Awards       Underlying   Payouts   All Other
Principal Position               Year    ($)        ($)(1)            ($)       ($)(1)(2)    Options        ($)     Compensation(3)
------------------               ----  ------       ------       ------------   ----------   ----------   -------   ---------------
Ted T. Cecala,                   2005  $  608,923   $  892,296          --       $256,535      90,000        --         $ 8,916
Chairman of the Board and        2004  $  588,154   $  467,301          --       $134,349      90,000        --         $ 8,340
Chief Executive Officer          2003  $  567,769   $  480,036          --       $138,010      90,000        --         $ 8,280
Robert V.A. Harra, Jr.,          2005  $  438,846   $  557,248          --       $160,209      40,000        --         $ 8,916
President and Chief              2004  $  423,731   $  367,698          --       $105,713      40,000        --         $ 8,430
Operating Officer                2003  $  410,000   $  314,162          --       $ 90,321      40,000        --         $ 6,307
Rodney P. Wood,                  2005  $  349,308   $  433,668          --       $124,679      30,000        --         $ 8,537
Executive Vice                   2004  $  337,115   $  291,805          --       $ 83,894      30,000        --         $ 8,099
President                        2003  $  317,308   $  320,182          --       $ 92,052      30,000        --         $ 7,410
William J. Farrell II,           2005  $  265,230   $  277,020          --       $ 79,643      30,000        --         $ 7,890
Executive Vice                   2004  $  237,269   $  120,063          --       $ 34,510      20,000        --         $ 7,471
President                        2003  $  228,461   $  109,099          --       $ 31,356      20,000        --         $ 7,140
David R. Gibson,                 2005  $  231,768   $  213,894          --       $ 61,495      20,000        --         $ 7,803
Executive Vice President         2004  $  223,269   $  129,007          --       $ 37,089      20,000        --         $ 7,608
and Chief Financial  Officer     2003  $  214,365   $  118,221          --       $ 33,988      20,000        --         $ 7,303
Total Salary, Bonus, and
All Other Compensation           2005  $1,894,075   $2,374,126                                                          $42,062
  for Named Executive            2004  $1,810,346   $1,428,035                                                          $40,117
  Officers(4)                    2003  $1,737,519   $1,366,877                                                          $36,440

(1) Represents awards made under the Incentive Plan (described on pages 15 and 16 above) in respect of services performed during the year.

(2) These restricted shares were issued in lieu of 20% of the cash bonus otherwise payable to the Named Executive Officers. Since it is in the form of restricted stock, this portion of each executive's bonus is subject to forfeiture prior to vesting.

As required by the Securities and Exchange Commission's rules, the dollar amounts in this column are based on the closing price of our stock on the date of the grant while the dollar amounts in this footnote are based on the closing price of our stock on December 31, 2005. At December 31, 2005, Mr. Cecala owned 6,447 shares of restricted stock with a value of $250,852.77, Mr. Harra owned 4,744 shares of restricted stock with a value of $184,589.04, Mr. Wood owned 4,131 shares of restricted stock with a value of $160,737.21, Mr. Farrell owned 1,582 shares of restricted stock with a value of $61,555.62, and Mr. Gibson owned 1,706 shares of restricted stock with a value of $66,380.46. One-third of these shares vests each year following the grant, and dividends are payable on the shares prior to vesting.

(3) Represents: (a) the Company's contributions to its 401-k Thrift Savings Plan for Mr. Cecala of $6,300 in 2005, $6,060 in 2004, and $6,000 in 2003; Mr. Harra
of $6,300 in 2005, $6,150 in 2004, and $4,027 in 2003; Mr. Wood of $6,300 in
2005, $6,150 in 2004, and $6,000 in 2003; Mr. Farrell of $6,085 in 2005, $6,150
in 2004, and $6,000 in 2003; and Mr. Gibson of $6,067 in 2005, $6,150 in 2004,
and $6,000 in 2003; and (b) premiums the Company paid for term life insurance for each of Messrs. Cecala and Harra of $2,616 in 2005 and $2,280 in each of 2004 and 2003; Mr. Wood of $2,237 in 2005, $1,949 in

2004, and $1,410 in 2003; Mr. Farrell of $1,805 in 2005, $1,321 in 2004, and
$1,140 in 2003; and Mr. Gibson of $1,736 in 2005, $1,458 in 2004, and $1,303 in
2003.

(4) The numbers in this line for 2003 and 2004 include salary, bonus, and other compensation paid to Howard K. Cohen, who was an executive officer in those years, but do not include those for Mr. Farrell.

No named Executive Officer received perquisites in 2005 valued at more than $11,000.

                               OPTION GRANT TABLE

The following table presents additional information about the option awards in the Summary Compensation Table for 2005. (1)

                                                                          Potential Realizable Value at
                                                                          Assumed Annual Rates of Stock
                                                                          Price Appreciation for Option
                                Individual Grants                                    Term(2)
                           ---------------------------                 ------------------------------------
(a)                        (b)          (c)              (d)           (e)          (f)          (g)
                           Number of      Percent of
                           Securities   Total Options
                           Underlying   Granted To All   Exercise or
                            Options      Employees in    Base Price    Expiration
          Name              Granted      Fiscal Year      ($/Share)       Date        5%($)        10%($)
          ----             ----------   --------------   -----------   ----------     -----        ------
Ted T. Cecala                90,000          9.7%          $33.90      2/20/2015    $1,918,758   $4,862,508
Robert V. A. Harra           40,000          4.3%          $33.90      2/20/2015    $  852,781   $2,161,115
Rodney P. Wood               30,000          3.2%          $33.90      2/20/2015    $  639,586   $1,620,836
William J. Farrell II        30,000          3.2%          $33.90      2/20/2015    $  639,586   $1,620,836
David R. Gibson              20,000          2.2%          $33.90      2/20/2015    $  426,391   $1,080,557

(1) These options vest three years after grant, expire ten years after grant, and may be terminated earlier (a) at the termination of the officer's employment if his or her employment ceases for any reason other than retirement, death, or disability or (b) upon the earlier of (1) the end of the option's term or (2) three years after the officer's death, retirement, or disability.

(2)      These values are computed on a pre-tax basis.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

The table below presents information about (1) options exercised during 2005 by the Named Executive Officers and (2) the amount and value of unexercised options as of December 31, 2005.

                      Aggregated Option Exercises in Last
                  Fiscal Year and Fiscal Year-End Option Value

(a)                    (b)           (c)              (d)                          (e)
                         Shares                           Shares Underlying           Value of Unexercised
                        Acquired                        Unexercised Options at      In-the-Money Options at
                       On Exercise   Value Realized       Fiscal Year End(#)         Fiscal Year End($)(2)
        Name           (Number)(1)       ($)(1)       Exercisable/Unexercisable    Exercisable/Unexercisable
        ----           -----------   --------------   --------------------------   --------------------------
Ted T. Cecala            12,380         $271,184           455,000/270,000           $5,788,525/$1,611,000
Robert V. A. Harra       20,300         $444,672           261,348/120,000           $  3,608,732/$716,000
Rodney P. Wood               --               --            104,666/90,000           $  1,043,001/$537,000
William J. Farrell II     6,380         $143,072            120,690/70,000           $  1,294,827/$408,100
David R. Gibson           7,070         $101,397             97,000/60,000           $    887,970/$358,000

(1) Value realized reflects the difference between the market value of the Company's stock on the date the option was exercised and the exercise price, multiplied by the number of shares acquired upon exercise.

(2) These values are computed on a pre-tax basis, and reflect the difference between the last sale price of the Company's stock on December 31, 2005, and the exercise price of each option the Named Executive Officer holds, or the total amount by which the officer's options were "in the money" at that date.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

The following table presents additional information about the restricted stock granted to the Named Executive Officers in 2005 reflected in the Summary Compensation Table. This restricted stock was received in lieu of 20% of the cash bonus otherwise payable to the Named Executive Officers in 2005. Since it is in the form of restricted stock, this portion of each executive's bonus is subject to forfeiture prior to vesting.

                                                                           Estimated Future Payouts under
                                                                             Non-Stock Price-Based Plans
                                                                           -------------------------------
            (a)                     (b)                                       (d)        (e)        (f)
                                 Number of                 (c)
                               Shares, Units,     Performance or Other
                                  or Other       Period Until Maturation   Threshold    Target    Maximum
            Name                 Rights(#)            or Payout(1)         ($ or #)    ($ or #)   ($ or #)
----------------------------------------------------------------------------------------------------------
Ted T. Cecala                      3,963                2/23/2006             N/A        N/A        N/A
                                                        2/23/2007
                                                        2/23/2008
Robert V. A. Harra Jr.             3,118                2/23/2006             N/A        N/A        N/A
                                                        2/23/2007
                                                        2/23/2008
Rodney P. Wood                     2,474                2/23/2006             N/A        N/A        N/A
                                                        2/23/2007
                                                        2/23/2008
William J. Farrell II              1,018                2/23/2006             N/A        N/A        N/A
                                                        2/23/2007
                                                        2/23/2008
David R. Gibson                    1,094                2/23/2006             N/A        N/A        N/A
                                                        2/23/2007
                                                        2/23/2008

                          CHANGE IN CONTROL AGREEMENTS

The Company and WTC have entered into change in control agreements with the Named Executive Officers and 19 other officers. These provide severance pay and continuation of certain benefits if a "Change in Control" occurs. To receive benefits under the agreements, an officer's employment must be terminated involuntarily, either actually or constructively, without cause within two years after a Change in Control.

In general, the agreements deem a "Change in Control" to have occurred if any of the following happens:

      --  The Company or WTC consolidates or merges with a third party;

      -- The Company or WTC transfers substantially all assets to a third party or completely liquidates or dissolves;

      -- A third party acquires any combination of beneficial ownership of and voting proxies for more that 15% of the Company's or WTC's voting stock or the ability to control the election of the Company's directors or its management or policies;

      -- The persons serving as the Company's directors on February 29, 1996, and those replacements or additions subsequently nominated by that Board or by persons nominated by them, are no longer at least a majority of the Company's Board; or

      -- A regulatory agency determines that a change in control of the Company has occurred.

Under these agreements, the officer is entitled to severance pay in a lump sum of 115% times three years' of the officer's (1) highest base salary in the 12 months preceding the termination of his or her employment and (2) bonus and incentive payments for the preceding calendar year, all discounted to present value. In addition, the officer generally would receive medical, life, disability, and health-and-accident benefits at the Company's expense for three years.

                              RETIREMENT BENEFITS

The table below shows the estimated annual retirement benefits payable to a covered participant based on the final average pay formulas of the Company's Pension Plan and Supplemental Executive Retirement Plan (the "SERP").

PENSION TABLE(1)        Annual Retirement Benefits with Years of Service Indicated on
    Average                                 December 31, 2005(1)
     Annual        -----------------------------------------------------------------------
    Earnings       15 Years   20 Years    25 Years     30 Years     35 Years     40 Years
    --------       --------   --------   ----------   ----------   ----------   ----------
$  200,000        $ 60,000    $ 80,000   $  100,000   $  120,000   $  120,000   $  120,000
   400,000         120,000     160,000      200,000      240,000      240,000      240,000
   600,000         180,000     240,000      300,000      360,000      360,000      360,000
   800,000         240,000     320,000      400,000      480,000      480,000      480,000
 1,000,000         300,000     400,000      500,000      600,000      600,000      600,000
 1,200,000         360,000     480,000      600,000      720,000      720,000      720,000
 1,400,000         420,000     560,000      700,000      840,000      840,000      840,000
 1,600,000         480,000     640,000      800,000      960,000      960,000      960,000
 1,800,000         540,000     720,000      900,000    1,080,000    1,080,000    1,080,000
 2,000,000         600,000     800,000    1,000,000    1,200,000    1,200,000    1,200,000
 2,200,000         660,000     880,000    1,100,000    1,320,000    1,320,000    1,320,000

----------------------------------

(1) The table above reflects annual retirement benefits with years of service indicated on December 31, 2005. The benefits listed in the table are not subject to deduction of Social Security or other offset amounts. The Social Security-covered compensation level and the primary insurance amount are based on reaching age 65 on December 31, 2005.

The Company provides retirement benefits for staff members, including executive officers. The normal retirement benefit for executive officers is the sum of benefits provided by the Pension Plan and the SERP. The normal annual retirement benefit from the Pension Plan is the greater of:

(a) 1.5% of the officer's average annual earnings for the five-year period ending December 31, 1993, multiplied by years of service as of December 31, 1993; or

(b) (1) 1.5% of the officer's average annual earnings for the five-year period ending December 31, 1987, less 1.25% of the Social Security Primary Insurance Amount (the "PIA") as of December 31, 1987, all multiplied by years of service as of December 31, 1987; plus (2) 1.0% of the officer's earnings during 1988 up to one-half of the 1988 Social Security taxable wage base, plus 1.8% of earnings during 1988 in excess of one-half of the Social Security taxable wage base; plus (3) for each year after 1988, 1.25% of the officer's earnings in that year up to one-half of the Social Security taxable wage base for that year (the "SSTWB"), plus 1.6% of earnings during that year in excess of one-half of the SSTWB.

For purposes of determining amounts to which participants are entitled under the Pension Plan, for years before 1994, earnings include base salary and amounts paid under our Profit-Sharing Bonus Plan (the "Profit-Sharing Bonus Plan"), but do not include incentive payments. The Profit-Sharing Bonus Plan was terminated in 2003. For years after 1993, earnings also include incentive payments. The normal form of pension provided under the Pension Plan is a 50% joint and survivor benefit. For purposes of determining benefit accruals under the Pension Plan, annual earnings were limited to $210,000 through December 31, 2005.

The normal monthly retirement benefit from the SERP is 60% of the officer's average monthly earnings for the 60-month period ending with his or her retirement date, multiplied by a fraction the numerator of which is the officer's years of credited service at retirement and the denominator of which is 30. All such amounts are reduced by benefits payable from the Pension Plan.

For purposes of determining amounts to which participants are entitled under the SERP, average monthly earnings include base salary and amounts paid under the Profit-Sharing Bonus Plan and executive incentive plans. The SERP pays a monthly pension, beginning at the same time the officer begins to receive his or her Pension Plan benefit, in the form of a single life annuity or a 50% joint and survivor annuity. Benefits under the SERP begin to vest after five years' participation in the plan at the rate of one-fifteenth per year, but accelerate and vest in full (a) upon reaching 55 with ten years participation or (b) in the event of a "Change in Control" as that term is defined in the change in control agreements discussed on pages 21 and 22.

The estimated years of credited service under the Pension Plan and SERP through December 31, 2005, for each of the Named Executive Officers are: Mr.
Cecala - 26.2 years; Mr. Harra - 32.6 years; Mr. Wood - 6.5 years; Mr. Farrell -
29.6 years; and Mr. Gibson - 22.7 years.

                            STOCK PERFORMANCE GRAPH

The line graph below compares cumulative total stockholder return (1) over the past five years for the Company's common stock with (a) all companies in the Standard and Poor's 500 Index and (b) institutions in the Keefe, Bruyette & Woods 50 Bank Index.(2)

                           [Stock Performance Graph]

                                                           12/31/00  12/31/01  12/31/02  12/31/03  12/31/04  12/31/05
 Wilmington Trust Corporation                                $ 100   $ 105.30  $ 108.80  $ 128.00  $ 132.50  $ 147.30
 Keefe, Bruyette & Woods, 50 Bank Index                      $ 100   $  95.90  $  89.10  $ 119.50  $ 131.50  $ 133.00
 S&P 500 Index                                               $ 100   $  88.10  $  68.70  $  88.40  $  98.00  $ 102.80

NOTES TO STOCK PERFORMANCE GRAPH

(1) Cumulative total stockholder return includes appreciation in stock price and assumes the reinvestment of dividends.

     The graph reflects appreciation in stock price assuming an initial investment of $100 at the close of business on December 31, 2000. The table below the graph reflects the graph's data points.

(2) The Keefe, Bruyette & Woods 50 Bank Index is a market-capitalization-weighted bank stock index that includes all money center banks and most major regional banks, and is meant to be representative of the stock price performance of large banks throughout the United States.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company's directors, certain officers, and others to file reports of their ownership of our stock with the SEC and the New York Stock Exchange.

After reviewing copies of those forms it has received and written representations, the Company believes that all required filings were made on a timely basis, except that a stock option grant to Gerald F. Sopp inadvertently was reported two days after the due date, Ms. Whiting's Form 3 was filed one day after the due date, and gifts to each of Mr. Tunnell's four children were reported late.

TRANSACTIONS WITH MANAGEMENT

Certain of the Company's subsidiaries have banking transactions in the ordinary course of business with directors, officers, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and that do not involve more than the normal risk of collectibility or present other unfavorable features.

During 2005, the firm of Richards, Layton & Finger, P.A., of which Thomas P. Sweeney, a director of the Company, is a member, rendered legal services to the Company.

AVAILABILITY OF FORM 10-K

THE COMPANY WILL FILE WITH THE SEC AN ANNUAL REPORT ON FORM 10-K FOR 2005. THE COMPANY WILL PROVIDE A COPY OF THAT REPORT ON WRITTEN REQUEST WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IT IS SOLICITING. PLEASE ADDRESS YOUR REQUEST TO ELLEN J. ROBERTS, VICE PRESIDENT, INVESTOR RELATIONS, WILMINGTON TRUST CORPORATION, RODNEY SQUARE NORTH, 1100 NORTH MARKET STREET, WILMINGTON, DELAWARE 19890.

         INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES POLICY

The Audit Committee of the Board of Directors of Wilmington Trust Corporation and its subsidiaries (collectively, the "Company") reviews regularly all services provided to the Company by its independent registered public accounting firm (the "Auditor"). In light of recent public concerns regarding non-audit services provided to companies by their Auditor and requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission, and the New York Stock Exchange, the Audit Committee of the Company's Board of Directors has adopted the following policy regarding services provided by the Auditor.

The Audit Committee has agreed that the following services may be procured from the Auditor without further prior approval of the Audit Committee:

1. Annual consolidated and subsidiary financial statement audits, including reviews of unaudited quarterly consolidated financial statements and procedures developed in response to new or pending pronouncements by governing authorities, such as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, or the New York Stock Exchange;

2. Statement of Auditing Standards No. 70 Report of the Company's Corporate Retirement and Custody Services Division;

3. Annual financial statements audits of the Company's defined benefit, defined contribution and other employee benefit plans, and common and short-term trust funds;

4.  Review of audits of the Company's affiliates;

5. Tax compliance assistance in preparing the Company's federal and state income tax returns;

6.  Tax planning research;

7. Reports on the effectiveness of internal controls required by FDICIA and/or the Sarbanes-Oxley Act; and

8. Consents and comfort letters required for the Company's filings under the 1933 Securities Act and the 1934 Securities and Exchange Act.

All such services provided by the Auditor shall be reported to the Audit Committee at its next meeting. It is the intent of the Audit Committee to adhere to these listed services being provided by the Auditor. However, the Audit Committee is willing to consider a recommendation by the Company's management as to a specific service if management believes that the provision of such services would not compromise the Auditor's independence.

Any engagement of the Auditor for the performance of "consulting services" other than the services listed above shall be reviewed by the Audit Committee prior to engagement. Situations requiring urgency may be authorized by the Committee Chair. In no circumstance will the Auditor be engaged to provide services prohibited by the Sarbanes-Oxley Act or its implementing regulations, including financial information systems design and implementation, or to prepare personal tax returns of any of the Company's executive officers.

                                   EXHIBIT A

(WILMINGTON TRUST LOGO)                             WILMINGTON TRUST CORPORATION
WILMINGTON TRUST                                    ANNUAL SHAREHOLDERS' MEETING

                                                      THURSDAY, APRIL 20, 2006
                                                             10:00 A.M.

                                                       WILMINGTON TRUST PLAZA
                                                           MEZZANINE LEVEL
                                                      301 WEST ELEVENTH STREET
                                                        WILMINGTON, DELAWARE

                          WILMINGTON TRUST CORPORATION
                          RODNEY SQUARE NORTH
                          1100 NORTH MARKET STREET
(WILMINGTON TRUST LOGO)   WILMINGTON, DE 19890-0001                        PROXY
WILMINGTON TRUST

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 20, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy or voting by telephone or the Internet, you revoke all prior proxies and appoint David R. Gibson and Michael A. DiGregorio, and each of them, acting in the absence of the other, with full power of substitution, to vote your shares on the matter shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                      See reverse for voting instructions.

                                                            COMPANY #___________

To Our Shareholders,

You are cordially invited to attend our Annual Shareholders' Meeting, to be held at the Wilmington Trust Plaza, Mezzanine Level, 301 West Eleventh Street, Wilmington, Delaware, at 10:00 A.M. on Thursday, April 20, 2006.

At the Annual Meeting, we will review our performance and answer any questions you may have. The enclosed proxy statement provides you with more details about items that will be addressed at the Annual Meeting. After reviewing the proxy statement, please sign, date, and indicate your vote for the item listed on the proxy card below and return it in the enclosed, postage-paid envelope whether or not you plan to attend the Annual Meeting.

Thank you for your prompt response.

                                        Sincerely,


                                        Ted T. Cecala
                                        Chairman and Chief Executive Officer

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 19, 2006.

- Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

     Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/WL/

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 19, 2006.

- Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.

     Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wilmington Trust Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

    IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

       Wilmington Trust Corporation Rodney Square North 1100 North Market
                        Street Wilmington, DE 19890-0001

                               Please detach here

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of directors: 01 Ted T. Cecala      [ ] Vote FOR               [ ] Vote WITHHELD
                          02 David P. Roselle       all nominees, except       from all nominees
                                                    as indicated below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDICATED NOMINEE, WRITE
THE NUMBER(S) OF THE NOMINEE(S) IN THE
BOX PROVIDED TO THE RIGHT.)                _____________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:   Date
                                                            --------------------


                                                       -------------------------
                                                       Signature(s) in Box

                                                       Please sign exactly as
                                                       your name(s) appears on
                                                       your proxy card. If held
                                                       in joint tenancy, all
                                                       persons must sign.
                                                       Trustees, administrators,
                                                       etc., should include
                                                       title and authority.
                                                       Corporations should
                                                       provide full name of
                                                       corporation and title of
                                                       authorized officer
                                                       signing the proxy.